Securities, Trust & Information Services






















US Domestic Custody Agreement




































US Domestic Custody Agreement


Agreement dated as of ____________ between Morgan Guaranty Trust Company of New York (the "Custodian"), and Smith Barney ___________________________ (the "Client").

Whereas, the Client desires to arrange for the custody of certain of its assets by the Custodian;

Now, Therefore, in consideration of the mutual agreements contained herein, the Custodian and the Client agree as follows:


1. Definitions. The following terms, as used herein, shall have the following meanings:

"Authorized Instruction" means (i) a written, oral or electronic communication accepted by the Custodian in good faith that has been transmitted subject to the Security Procedures agreed upon in writing by the Custodian and the Client or (ii) any other written, oral or electronic communication that the Custodian believes in good faith to have been given by an Authorized Person.

"Authorized Persons" means those persons who have been designated by or duly authorized by the Client pursuant to all necessary corporate or other action (which shall be evidenced by appropriate documentation delivered to the Custodian) to act on behalf of the Client in connection with this Agreement. Such persons shall continue to be Authorized Persons until such time as the Client has delivered to the Custodian appropriate documents revoking the authority of such persons.

"Cash" has the meaning set forth in Section 5.

"Cash Account" has the meaning set forth in Section 5.

"Morgan Affiliate" means any office or branch of Morgan Guaranty Trust Company of New York ("Morgan") other than the Custodian and any other entity that directly, or indirectly through one or more intermediaries, controls Morgan or any other entity that is controlled by or is under common control with Morgan.

"Securities Account" has the meaning set forth in Section 3.

"Security Procedure" means, for any specified method of communication, a procedure agreed upon in writing by the Custodian and the Client for the purpose of verifying that an Authorized Instruction given pursuant to such method of communication is that of the Client or detecting error in the transmission or the content of such Authorized Instruction. A Security Procedure may require the use of algorithms or other codes, identifying words or numbers, encryption, callback procedures, or similar security devices.

"Securities Depository" means any securities depository or clearing system set forth on Appendix A hereto, as amended from time to time in accordance with
Section 17 hereof.

"Security" means any share, stock, bond, debenture, note, certificate of indebtedness, warrant, option or other security (whether represented by a certificate or by a book-entry on the records of the issuer or other entity responsible for recording such book-entries) that is from time to time held for the account of the Client directly, or indirectly through a Securities Depository, by the Custodian pursuant to this Agreement.

2. Representations, Warranties and Covenants of the Client. The Client represents and warrants, as of the date of this Agreement and each day thereafter until this Agreement is terminated, the following:

(a) The execution, delivery and performance by the Client of this Agreement
(i) are within the Client's corporate, trust or other constitutive powers;
(ii) have been duly authorized by all necessary corporate, trust or appropriate action under its constitutive documents; (iii) require no action by or in respect of, or filing with, any governmental body, agency or official; and (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organic documents of the Client or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Client.

(b) The Custodian shall be entitled to deal with all Securities free of any proprietary or equitable interest of any person or entity (other than interests of the Client, the Custodian and Security Depositories).

(c) The Client agrees that it will not incur any credit, advance or overdraft with respect to the Cash Account to purchase or carry any margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II, as amended.


3. Securities Account. The Client hereby establishes with the Custodian a securities account (the "Securities Account") which shall contain, in the manner and on the terms specified herein, Securities.


4. Terms of Custody.

(a) Authority to Hold Securities. Subject to the terms and conditions of this Agreement, the Client hereby authorizes the Custodian to hold any Securities received from time to time for the account of the Client. The Custodian may, at its sole discretion, hold the Securities directly or indirectly through Securities Depositories. Securities held by any Securities Depository shall be held subject to the Custodian's agreement with the Securities Depository and to the rules and terms and conditions of the Securities Depository.

(b) Fungibility. The Client agrees that any issue held by the Custodian directly, or indirectly through any Securities Depository, may be treated as fungible with all other securities of the same issue pursuant to the provisions of the Uniform Commercial Code of the State of New York (or other applicable laws). The Client shall have no right to any specific securities but instead shall be entitled, subject to applicable laws and regulations and to the terms of this Agreement, to transfer, deliver or repossess from the Custodian an amount of securities of any issue that is equivalent to the amount of such securities credited to the Securities Account, without regard to the certificate numbers (or other identifying information) of the securities originally deposited, and the Custodian's obligation to the Client with respect to the securities shall be limited to effecting such transfer, delivery or repossession.

(c) Identification of Client's Interests; Nominees. The Custodian shall cause the Client's interest in any Securities held directly or indirectly by the Custodian to be evidenced by a credit to the Securities Account on the books of the Custodian. The Custodian shall require each Securities Depository to identify Securities held by the Securities Depository as being held for the account of the Custodian for its customers to the extent permitted by the rules and procedures of the Securities Depository. The Custodian shall segregate on its books and records any securities which are held by it for the Custodian's own account from those securities (including the Securities) held by it for the accounts of others. Securities may be registered in the name of the Custodian's nominee or, as to any Securities in the possession of a Securities Depository, in the name of the Securities Depository's nominee.
The Client agrees to hold any nominee harmless from any liability as a holder of record of any Securities.

(d) Liens of Securities Depositories. The Custodian shall authorize or permit the holding of any Securities by a Securities Depository only as long as (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of the Securities Depository or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of the Securities and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.


5. Cash Account. The Client hereby establishes and shall maintain with the Custodian a deposit account to be used in connection with transactions relating to Securities (the "Cash Account"). The collected balance from time to time in the Cash Account shall constitute "Cash". Any credit made to the Cash Account shall be provisional and may be reversed if such payment is not actually collected or received.

6. Instructions by the Client.

(a) Generally. The Client shall give an Authorized Instruction with respect to Cash and Securities only to the Custodian. The Client agrees to be bound by all Authorized Instructions, whether or not the instructions were duly authorized in accordance with the Client's own procedures. The Custodian shall not be required to follow any Authorized Instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal) or that would be contrary to any provision of this Agreement.

(b) Payments. The Custodian shall make payments only to the extent that sufficient Cash is available in the Cash Account or otherwise available therefor and only (i) as specified in an Authorized Instruction, (ii) as permitted by Section 13 hereof or (iii) upon the termination of this Agreement as set forth in Section 15 hereof. The Custodian may make payments from time to time on behalf of the Client when sufficient Cash is not available in the Cash Account, but the Custodian shall have no obligation to make such payments. Any credit, advance or overdraft shall be paid by the close of each business day or otherwise upon the Custodian's demand.

(c) Delivery of Securities. Any Securities held by a Securities Depository shall be subject only to the instructions of the Custodian. Securities shall be transferred, exchanged or delivered by the Custodian to the extent sufficient Securities are actually in the Securities Account and available for delivery and only:

(i) as specified by an Authorized Instruction;

(ii) in exchange for or upon conversion into other Securities or Cash pursuant to a plan of merger, consolidation, reorganization, recapitalization or readjustment;

(iii) upon the conversion of Securities pursuant to their terms into other Securities;

(iv)  as permitted by Section 13 hereof; or

(v)  upon the termination of this Agreement as set forth in Section 15 hereof.


7. Corporate Actions. Until the Custodian receives an Authorized Instruction to the contrary, the Custodian shall:

(i) collect dividends, interest and other payments made and stock dividends, rights and similar distributions made or issued with respect to Securities, in each case net of any applicable taxes or other charges withheld by the payor of such payment or distribution;

(ii) promptly after the Custodian becomes aware thereof, notify the Client of any rights offering by any issuer of Securities held for the Securities Account and, to the extent permitted by law applicable to the Custodian, sell the rights in the principal market for such rights and deposit the proceeds of the sale in the Cash Account if the Client does not instruct the Custodian as to whether or not to purchase securities under the rights offering by the deadline for such purchase;

(iii) promptly after receipt thereof, forward to the Client those communications relating to any Securities which call for voting or the exercise of rights or other specific action (including materials relating to legal proceedings intended to be transmitted to holders of the Securities);

(iv) present for payment maturing Securities and those called for redemption;

(v) execute in the name of the Client such ownership and other certificates as may be required to obtain payment or exercise any rights in respect of any Securities;

(vi) accept and open all mail directed to the Client in care of the Custodian;
(vii) disclose the Client's name, address and Securities position to the issuers of Securities when requested to do so by them; and

(viii) dispose of fractional interests received by the Custodian as a result of stock dividends by selling any fractional interest received in accordance with local law and practice.

With respect to any corporate actions not listed above, the Custodian shall (in the absence of an Authorized Instruction from the Client within any prescribed deadline) take any action that it considers appropriate in the circumstances; provided the Custodian shall not be liable for the consequences of any such action. If the Custodian holds Securities belonging to the Client as part of a fungible mass with securities of its other clients, the Custodian shall select the securities to participate in partial redemptions, partial payments or other actions affecting less than all securities of the relevant class in any non-discriminatory manner that it customarily uses to make a selection. If any Securities held by a Securities Depository become subject to a partial redemption, partial payment or other action, the Client agrees that any manner used by the Securities Depository shall be acceptable to select the securities to participate in a partial redemption, partial payment or other action.






8. Reporting.

(a) Statements. The Custodian shall mail, or cause to be mailed, or transmit electronically to the Client (or, with prior consent of the Client, make available electronically) monthly statements of the Securities Account and Cash Account. The statements shall list all Securities and specify the amount of Cash. The Client agrees that each statement shall be binding on the Client 30 days after (a) in the case of any statement sent by mail, it has been mailed by first class mail, postage prepaid or (b) in the case of any statement transmitted or made available electronically, it has been transmitted or made available electronically to the Client, unless the Client has theretofore notified the Custodian in writing of any inaccuracy in the statement.

(b) Access to Records. The Custodian shall allow the Client and its independent public accountants reasonable access to the records of the Custodian relating to the Securities and Cash as is required by the Client or its accountants in connection with their examination of the books and records pertaining to the affairs of the Client. The Custodian has no obligation to maintain any records for a period of more than 10 years.

(c) Other Information. From time to time, the Custodian may provide additional reporting information to the Client on terms and conditions agreed upon by the parties hereto in writing. The additional information may include data obtained from third parties, such as pricing valuation information relating to Securities. The Client agrees that it shall not redistribute or resell data obtained from third parties, except that it may provide such data to the beneficial owners of Securities as recorded on the Client's books and records.


9. Responsibilities; Indemnification by the Custodian.

(a) Standard of Care. The Custodian shall use reasonable care in the performance of its duties hereunder and shall exercise the same degree of care with respect to the Securities as it would with respect to its own securities and property. The Custodian's responsibility with respect to any Securities held by any Securities Depository is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of the Securities Depository; it being understood that the Client has approved Securities Depositories included on Appendix A.

(b) Insurance. The Custodian shall maintain insurance coverage with respect to the Securities covering such risks and in such amounts as the Custodian maintains with respect to securities which the Custodian holds for its own account and for the account of other customers.

(c) Indemnification by the Custodian. The Custodian shall indemnify the Client against, and hold the Client harmless from, any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors, but excluding all losses and liabilities of the types described in Section 10 hereof) incurred by the Client by reason of the negligence (whether through action or inaction) or willful misconduct of the Custodian (or by an officer, other employee or agent of the Custodian) in connection with the services provided pursuant to this Agreement.


10. Limitations on Responsibilities and Liabilities.

(a) Generally. The Custodian shall be responsible for the performance of only those duties as are set forth herein or contained in an Authorized Instruction that is not contrary to the provisions of this Agreement.

(b) Consequential Damages. Under no circumstances shall the Custodian or any Securities Depository be liable to the Client or any other person for indirect, special or consequential damages, even if the Custodian or Securities Depository is apprised of the likelihood of such damages.

(c) Corporate Actions. The Custodian shall not be liable for any loss occasioned by the failure of the Custodian to notify the Client of any payment of dividends or interest or any redemption, rights offering or other distribution made with respect to any Security or any other corporate action taken or to be taken with respect to any Security if the Custodian has not received notice of such transaction directly from the issuer of the Security or if such distribution or action was not included in the reports of a recognized investment data service selected by the Custodian.

(d) Authorized Instruction. The Custodian shall not be liable for any action taken in good faith upon an Authorized Instruction.

(e) Payment and Delivery Instructions. In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, the Client agrees that, notwithstanding the "Authorized Instructions" to deliver any Securities against payment or to pay for the Securities against delivery, the Custodian or a Securities Depository may make or accept payment for or delivery of the Securities in such form and manner as may be satisfactory to it and at such time and in such manner as shall be in accordance with the customs prevailing in the relevant market or among securities dealers. The Client shall bear the risk that (i) the recipient of the Securities may fail to make payment, return the Securities or hold the Securities or the proceeds of their sale in trust for the Client, and
(ii) that the recipient of payment for the Securities may fail to deliver the Securities (failure to include, without limitation, delivery of forged or stolen Securities) or to return payment, in each case whether failure is total or partial or merely a failure to perform on a timely basis. The Custodian shall not be liable to the Client for any loss resulting from any of the foregoing events.

(f) Reversals. In some securities markets and cash clearing systems deliveries of securities and cash may be reversed under certain circumstances. Accordingly, credits of securities to the Securities Account and cash to the Cash Account are provisional and subject to reversal if, in accordance with relevant local law and practice, the delivery of the security or cash giving rise to the credit is reversed.

(g) Force Majeure. Notwithstanding any other provision contained herein, the Custodian shall not be liable for any action taken, or any failure to take any action required to be taken hereunder or otherwise to fulfill its obligations hereunder (including without limitation the failure to receive or deliver securities or the failure to receive or make any payment) in the event and to the extent that the taking of such action or such failure arises out of or is caused by war, insurrection, riot, civil commotion, act of God, accident, fire, water damage, explosion, mechanical breakdown, computer or system failure or other failure of equipment, or malfunction or failures caused by computer virus, failure or malfunctioning of any communications media for whatever reason, interruption (whether partial or total) of power supplies or other utility or service, strike or other stoppage (whether partial or total) of labor, any law, decree, regulation or order of any government or governmental body (including any court or tribunal), or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond its reasonable control.

(h) Delays. Except in the case of a failure by the Custodian to exercise the standard of care required by Section 9(a) hereof, the Custodian shall not be liable for delays in carrying out payment instructions given by the Client.
In the event that a delay in the carrying out of a payment instruction is caused by a failure of the Custodian, the liability of the Custodian shall not exceed an interest equivalent for the period from the day when the payment would have been carried out, but for the negligence of the Custodian, until the day when it is actually carried out (excluding any portion of such period during which the Custodian cannot carry out such instructions as a result of any event referred to in Section 10(g)); provided if the Client shall fail to report the delay to the Custodian within 10 days from the date when the payment would, but for such failure of the Custodian, have been made, the Custodian shall not be liable for an interest equivalent for more than a total of 10 days.

(i) Client's Reporting Obligations. The Client shall be solely responsible for compliance with any notification or other requirement of any jurisdiction relating to or affecting the Client's beneficial ownership of the Securities, and the Custodian assumes no liability for noncompliance with such requirements.

(j) No Investment Advice. The Custodian is under no duty to provide the Client with investment advice or to supervise its investments.

(k) Fraudulent Securities. The Custodian shall have no liability for losses incurred by the Client or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities (or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market).

(l) Third Party Information. The Custodian shall have no responsibility for the accuracy of any information provided by the Custodian to the Client that has been obtained from third parties pursuant to Sections 7 and 8(c) of this Agreement.


11. Use of Morgan Affiliates.

(a) Executing Orders. The Custodian shall, in its sole discretion and if permitted by applicable law, accept orders from an Authorized Person for the purchase or sale of any Securities and either execute such orders itself or by means of Morgan Affiliates or brokers or other financial organizations of its choice, subject to the fees and commissions in effect from time to time. The Custodian shall not be responsible for any act or omission, or for the solvency, of any broker or other financial organization so selected to effect any transaction for the account of the Client. When instructed to buy or sell any Securities for which the Custodian or a Morgan Affiliate acts as a dealer, the Custodian may buy or sell the Securities from or to either itself, as principal, or a Morgan Affiliate.

(b) Disclosure to Morgan Affiliates.  Notwithstanding the provisions of
Section 24 hereof, the Custodian may disclose to any Morgan Affiliate details with respect to the Securities and the transactions effected hereunder. Such disclosure shall be for the purpose of identifying banking and securities services that the Morgan Affiliates may be able to provide to the Client.

(c) Sub-Contracting. The Client hereby agrees that the Custodian may arrange with any Morgan Affiliate to act as a subcustodian and/or to perform on behalf of the Custodian any act required to be performed by the Custodian hereunder. The Custodian shall be responsible for the performance of the Morgan Affiliate to the same extent the Custodian would have been if it directly performed or failed to perform such acts.


12. Fees. The Client agrees to pay the Custodian as compensation for the services provided hereunder a fee computed at rates determined by the Custodian from time to time and communicated to the Client in advance, as well as all assessments, charges and expenses (including, without limitation, legal expenses and attorney's fees) incurred by the Custodian in connection with this Agreement. The Custodian is authorized to charge the Cash Account for such items.


13. Pledge; Right of Set-off. To the extent permitted by applicable law, the Client hereby pledges to the Custodian as security for the payment of the fees and other amounts referred to in Section 12 as well as any other obligation or liability of any kind which the Client may have to the Custodian in connection with this Agreement, all Cash from time to time in the Cash Account and all of the Securities from time to time in the Securities Account and hereby grants to the Custodian a lien and security interest in the Cash and the Securities. Upon any breach by the Client of its obligations hereunder, the Custodian shall be entitled to exercise all of the remedies available to a secured creditor under applicable law. Further, the Client hereby grants to the Custodian a right to debit the Cash Account for any amount payable by the Client and/or set off the Custodian's obligations to deliver Cash to the Client against any obligation or liability of any kind which the Client may have to the Custodian, whether or not relating to or arising under this Agreement.


14. Indemnification by the Client. The Client agrees to indemnify the Custodian and to hold the Custodian harmless from any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisers) incurred by the Custodian in rendering services hereunder or in connection with any breach of the terms of this Agreement by the Client, except such loss or liability which results from the Custodian's failure to exercise the standard of care required by Section 9(a) hereof.

15. Termination. This Agreement may be terminated by the Custodian or the Client following receipt by the other party of not less than 60 days' prior written notice thereof; provided termination may be immediate if the other party shall be in breach of its obligations hereunder or shall become the subject of bankruptcy, insolvency, reorganization, receivership or other similar proceedings. If notice of termination is given by the Custodian, then the Client shall, within 60 days following receipt of such notice, specify in an Authorized Instruction the names of the persons to whom all Securities and Cash shall be delivered or paid. In such case, the Custodian, subject to the satisfaction of all obligations owed to it pursuant to this Agreement, shall deliver all Securities and Cash to the persons so specified. If within 60 days following the receipt of a notice of termination by the Custodian, the Custodian does not receive from the Client the names of the persons to whom the Securities and Cash shall be delivered, the Custodian, at its election, may deliver the Securities and Cash to a bank or a trust company doing business in the state where the Securities and Cash were held. Securities or Cash so delivered shall be held and disposed of pursuant to the provisions of this Agreement or an Authorized Instruction or may be continued to be held until the names are delivered to the Custodian. If notice of termination is given by the Client, the Custodian, subject to the payment of all obligations owed to it pursuant to this Agreement, shall deliver all Securities and Cash to the persons specified in the Authorized Instruction. The provisions of Sections 18, 22, 24 hereof and the indemnity provisions of this Agreement and the provisions limiting the liabilities of the Custodian shall survive the termination of this Agreement.


16. Notices. Except as otherwise specified herein, any notice or other communication to the Custodian is to be addressed to it at 60 Wall Street, New York, N.Y. 10260-0060 or to such other address as may be specified by the Custodian to the Client in writing from time to time. Any notice or other communication to the Client is to be addressed to the Client address specified herein or to such other address as may be specified by the Client to the Custodian in an Authorized Instruction from time to time. Unless otherwise specified herein, notices shall be effective when received. If any Authorized Instruction is given to the Custodian orally, then the Custodian's record of the instruction shall constitute prima facie evidence of the contents of the instruction, notwithstanding any conflicting written confirmation or record of the instruction provided by the Client.


17. Amendments and Waivers. Any provision of this Agreement (including the Appendices hereto) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Client and the Custodian; provided
(i) the Custodian may from time to time delete the name of any Securities Depository from Appendix A without notice to or consent by the Client and (ii) the Custodian may from time to time add the name of any Securities Depository or clearing system to Appendix A if it notifies the Client by first class mail of such addition and does not receive in writing an objection to the addition within 30 days after the date the notice is mailed.


18. Claims. Any claim arising out of or related to this Agreement must be brought no later than one year after the claim has accrued.


19. Successors and Assigns; Governing Law; Jurisdiction. This Agreement shall bind the successors and assigns of the Custodian and the Client. Except as otherwise provided by the terms of this Agreement, neither the Custodian nor the Client may assign any of its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to any conflicts of laws. The Client hereby submits to the non-exclusive jurisdiction of any federal or state court in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Client hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Client and the Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.


20. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


21. Headings. The section headings used herein are for information only and shall not affect the interpretation of any provision of this Agreement.


22. Evidence. The Custodian's books and records (whether on paper, microfilm, microfiche, by electronic or magnetic recording, or any other mechanically reproducible form or otherwise) shall be deemed to constitute, in the absence of manifest error, sufficient evidence of the facts stated therein and of any obligations of the Client to the Custodian.


23. Integration. This Agreement constitutes the entire agreement between the parties hereto as it pertains to the provision of US custody services and supersedes any and all prior agreements and understanding, oral or written, relating to the subject matter hereof.


24. Confidentiality. Notwithstanding any other provision in this Agreement, the Custodian may disclose the Client's name, address and securities position and other information to any persons and to such an extent as required by law, the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on the Custodian or any Securities Depository.


25. Security Procedures. The Client acknowledges that it has been fully informed of the protections and risks associated with the various methods of communication for transmitting Authorized Instructions to the Custodian. The Custodian has recommended that the Client transmit Authorized Instructions to the Custodian using one or more specified methods of communication and has recommended a type of Security Procedure for each such method. The Client hereby agrees that the Security Procedure actually agreed between the Client and the Custodian shall be deemed commercially reasonable even if such Security Procedure offers less protection than the Security Procedure recommended by the Custodian. If the Client elects to transmit Authorized Instructions to the Custodian by a method of communication for which no Security Procedure has been agreed, the Client agrees to be bound by any such Authorized Instruction that the Custodian believes in good faith to have been
given by an Authorized Person.   The Client shall (i) not disclose, or permit
any Authorized Person to disclose, except on a "need to know" basis, any aspects of any Security Procedure, (ii) notify the Custodian immediately if the confidentiality of any Security Procedure is compromised and (iii) act to prevent the Security Procedures from being further compromised. The Client shall designate one or more persons, as identified in Appendix B, to receive Security Procedure materials from the Custodian. The Client may amend Appendix B from time to time upon not less than seven days' prior written notice to the Custodian in accordance with Section 16 of this Agreement.

26. Severability. In the event any of the terms or provisions of this Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.


In Witness Whereof, the parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.


Morgan Guaranty Trust Company of New York		Smith Barney Precious Metals
and Minerals 								Fund Inc.

By:_________________________________
	By:__________________________________

Title:________________________________
	Title:_________________________________


							Client's Address for Notices:

							388 Greenwich Street
							New York, New York 10013

							Attention Lewis Daidone






Appendix A




Depository

The Depository Trust Company

Participants Trust Company





Appendix B


Persons Authorized by the Client to Receive Security Procedure Materials




Securities, Trust & Information Services



















Funds Transfer Services Agreement

US Funds Transfer



































Funds Transfer Services Agreement
U.S. Funds Transfer
Morgan Guaranty Trust Company of New York


Agreement dated as of _____________ between Morgan Guaranty Trust Company of New York (the "Bank") and Smith Barney ____________________________ (the
"Client").


1. Scope of Agreement; Definition of Terms. This Agreement applies to electronic, telephone, or other Payment Orders to Bank to pay money to a beneficiary. Payments may be on the books of Bank or to other banks, for credit to Client's accounts or for credit or payment to third parties. This Agreement does not apply to Automated Clearing House payments, which are subject to a separate agreement. This Agreement shall be construed in accordance with Article 4A of New York's Uniform Commercial Code: Funds Transfers, as amended from time to time during the term of this Agreement ("Article 4A"). All terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Article 4A.


2. Operational Procedures. Bank shall from time to time provide Client with operational procedures and written instructions regarding Bank's funds transfer services, including methods of accessing Client's account with Bank or otherwise communicating with Bank, and Client agrees to adhere to such procedures and instructions.


3. Funds Transfer Authorization. Client authorizes Bank to charge its Authorized Account with Bank in accordance with the terms of any Payment Order received by Bank that has been verified pursuant to Security Procedures agreed upon by Bank and Client, whether or not such Payment Order has been otherwise authorized by Client.


4. Security Procedures. The Security Procedures offered by Bank to verify the authenticity of a Payment Order are set forth in Schedule A to this Agreement. All Payment Orders, as well as communications requesting cancellation or amendment of Payment Orders, shall be subject to Security Procedure verification by Bank. Client shall prevent any disclosure, except on a "need to know" basis, of any aspects of the Security Procedures agreed to by it with the Bank, shall notify the Bank immediately if the confidentiality of these Security Procedures is compromised, and shall act to prevent the Security Procedures from being further compromised. Client shall designate one or more persons, as identified in Schedule B, to receive any confidential Security Procedure materials from Bank and complete, as required by Bank, all Security Procedure documentation. Client may amend Schedule B from time to time upon seven days prior written notice to Bank.


5. Receipt and Acceptance of Payment Orders. Bank shall receive and process Payment Orders only on Bank's Funds-transfer business days and within Bank's established cut-off hours, which Bank may revise from time to time upon prior notice to Client. Payment Orders received after Bank's cut-off hours shall be considered received on Bank's next Funds-transfer business day. Client shall be responsible for identifying the routing of all funds transfers made pursuant to any Payment Order, or shall be deemed to have appointed Bank to do so on its behalf. Bank reserves the right to refuse or delay acceptance of any Payment Order in the event Client does not have sufficient balances available for withdrawal in its designated account, in the event the Payment Order is unclear, incomplete, or received in a manner other than that agreed upon by Bank, or for other reasons satisfactory to Bank. Bank may record all telephonic communications received.


6. Execution of Payment Orders. Bank shall execute or pay each accepted Payment Order by the Payment Date of the order. Bank shall debit Client's account for the amount of each payment on the date such order is executed by Bank, and Client shall be responsible to remit the amount of such order to Bank upon execution thereof. Bank may execute or pay verified Payment Orders issued in the name of Client, without inquiry, even though this may bring about or increase an overdraft in any of Client's accounts and even though such Payment Orders may be for the benefit of any officer, agent or employee of Client. Bank may use any appropriate Funds-transfer system or communications system in executing, paying or transmitting Payment Orders, including CHIPS, Fedwire and S.W.I.F.T. Client and Bank agree to comply with and be bound by the rules of any such Funds-transfer system through which a Payment Order may be executed, paid or transmitted.


7.  Cancellation or Modification of Payment Orders.   Bank shall have no duty
to cancel or modify any Payment Order, but it shall make reasonable efforts to do so if such request complies with the Security Procedures agreed upon by Bank and Client for cancellation and modification of Payment Orders, and is received by such time and in such manner as to afford Bank a reasonable opportunity to act on it. Client agrees to bear all costs associated with the cancellation or modification by Client of a Payment Order that has been released to the Bank.


8.  Name/Identifying Number Inconsistencies.   In executing or paying a
Payment Order, Bank, as well as all other originating and receiving banks (including the beneficiary's bank) are authorized to and may rely on the identifying or bank account number of an intermediary bank, beneficiary's bank or beneficiary as proper identification of the intermediary bank, beneficiary's bank or beneficiary, even if the number, no matter where located in the Payment Order, identifies a person different from the bank or beneficiary identified by name. Client shall be responsible therefor and shall be liable to Bank for any loss, liability, expense or damage Bank may incur, including attorneys' fees and expenses of litigation.


9.  Unauthorized, Duplicate or Erroneous Payment Orders.   Client shall be
responsible for determining if a debit to Client's account is the result of an unauthorized, duplicate, or otherwise erroneous Payment Order. Bank shall not be responsible for making such a determination. Bank shall pay interest to Client on any amount to be refunded, provided Client notifies Bank of the relevant facts, in writing, within a reasonable time not to exceed 30 days after the date Client received notice from Bank that the order was accepted or executed or that Client's account was debited with respect to the order.


10. Evidence. Bank's books and records (whether on paper, microfilm, microfiche, by electronic or magnetic recording, or any other mechanically reproducible form or otherwise) shall be deemed to constitute sufficient evidence of any obligations of Client to Bank and of any facts and events relied upon by Bank.


11. Limitation of Liability. To the maximum extent permitted by law, Bank shall not be liable for events or circumstances beyond the reasonable control of Bank. Unless otherwise specifically agreed upon in writing, Bank shall not be liable for indirect, special or consequential damages, even if the Bank is advised as to the possibility of such damages.


12. Fees. Client agrees to pay to Bank as compensation for the services provided hereunder a fee computed at rates determined by Bank from time to time and communicated to Client in advance, as well as all assessments, charges and expenses including, without limitation, legal expenses and attorney's fees, incurred by Bank in connection with this Agreement. Bank is authorized to charge Client's Authorized Account for such items.


13. Incoming Payment Orders. Payment Orders received by Bank for credit to Client's accounts shall be deemed accepted upon electronic or other notification to Client, or when funds with respect to the order are made available to Client. Certain Funds-transfer systems, such as CHIPS or the Automated Clearing House, may provide that payments be made to beneficiaries of funds transfers through such systems are provisional until receipt of final payment. In the event Bank does not receive final payment of a Payment Order that Bank has accepted on Client's behalf and that has been sent by way of such a Funds-transfer system, Bank shall be entitled to reverse any credit given to or to obtain refund of such Payment Order from Client.


14. Drawdowns. Requests by Client to Bank to drawdown funds from an account maintained at another bank shall be subject to the requirements set forth in Schedule C to this Agreement. Upon Client's and any necessary third party's execution and return to Bank of all required Schedule C documentation, drawdown requests shall be considered Payment Orders subject to all applicable provisions and requirements of this Agreement.


15.  Termination/Amendment.   Either party may terminate this Agreement upon
the sending of written notice to the other party; provided, however, that Bank may continue to receive and act upon Payment Orders issued in the name of Client as provided herein until Bank actually receives such notice and has a reasonable opportunity to act on it. Sections 11 and 13 of this Agreement shall survive termination. Bank may amend the terms and conditions of this Agreement from time to time upon thirty days' written notice to Client.


16. Notices. All notices permitted or required hereunder shall be in writing. Except as otherwise specified herein, notices to Bank shall be sent to: Morgan Guaranty Trust Company of New York, 60 Wall Street, New York,
New York 10260-0060, Attn: STIS Client Service, or to such other address as may be specified by Bank from time to time. Notices to Client shall be sent to Client's address as reflected in Bank's records. Unless otherwise specified herein, notices shall be effective when received.


17. Restrictions on Types of Payment Orders. Unless Bank expressly agrees in writing, there shall be no restrictions upon the types of Payment Orders Bank may receive from Client.


18. Waiver. A waiver by either Bank or Client of any of the terms and conditions of this Agreement shall not be effective unless in writing, shall pertain only to the circumstances for which it is given and shall not constitute a waiver of such party's rights or a waiver of any other term or condition of this Agreement.


19. Litigation. In the event of any litigation arising out of or relating to the matters contemplated by this Agreement, the parties agree to the exclusive jurisdiction and venue of the courts of competent jurisdiction in the State of New York, County of New York. In addition, the parties each waive trial by jury and, except as otherwise specifically provided herein, any right to seek or enforce payment of attorneys' fees.


20. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.


21. Miscellaneous. This Agreement (including Schedules and Operational Procedures) constitutes the entire understanding of the parties with respect to the provision of US Funds Transfer Services and may not be changed orally. The section headings used herein are for information only and shall not affect the interpretation of any provision of this Agreement. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

22. Severability. In the event any of the terms or provisions of this Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

In Witness Whereof, the parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.


Morgan Guaranty Trust Company of New York		Smith Barney Precious Metals
and Minerals 								Fund Inc.



By:____________________________________
	By:__________________________________

Title:__________________________________
	Title:_________________________________







Schedule A-1

Security Procedures:

MORCOM Cash P.C.
MORCOM Cash P.C. (MPCC)

(with Line Coded Authentication)


General

Prior to initiating funds transfers on MORCOM Cash, Client shall complete and file with Bank a Security Profile Form identifying the specific types of Payment Order instructions which are to be assigned, the names of Client's individual MORCOM Cash operators, and any applicable limitations. The Security Profile Form must be signed by a person or persons authorized to enter into such arrangements with Bank in accordance with this Agreement and Client's Corporate Resolutions, as furnished to Bank (an "Authorized Representative"). Modifications to the information contained in the Security Profile Form may be made, with Bank's approval, only upon the written request of an Authorized Representative.

Bank shall notify Client by letter upon completion of the profile on the MORCOM System.


Freeform/Freetype Payment Orders

Bank shall provide an Authentication Chart and Initial Password to Client's Authorized Representative. Client shall change the Initial Password after its first use, and thereafter from time to time to protect its integrity. Bank shall be authorized to act on any and all Freeform or Freetype Payment Orders received through MORCOM Cash, within the limits set forth in the Security Profile Form, that are authenticated in accordance with the Authentication Chart and contain the correct Client ID, Operator ID, and Password.

Client shall be responsible to safeguard the Authentication Chart and Password, and for all use made thereof.


Line Coded Payment Orders

Bank shall provide an Authentication Chart and Initial Password to Client's Authorized Representative. Client shall change the Initial Password after its first use, and thereafter from time to time to protect its integrity. Client shall file a request in a writing signed by an Authorized Representative, or Client shall file a request by electronic means using the Password, specifying each of Client's accounts to and from which funds may be transferred and, with respect to each such account, a listing of banks, account names and account numbers to which funds may be transferred, any limitations thereon, and any other data requested by Bank. Bank shall be authorized to act on any and all Line Coded Payment Orders received through MORCOM Cash, within the established Line Code parameters [and the limits set forth in the Security Profile Form], that are authenticated in accordance with the Authentication Chart and contain the correct Client ID, Operator ID, and Password.

Client shall be responsible to safeguard the Authentication Chart and Password, and for all use made thereof.





Cancellation / Modification of Payment Orders

Client may request that Payment Orders initiated in accordance with this Schedule A-1 be modified or deleted only by following the security procedures set forth in this Schedule A-1.


MPCC Workstation

If Client is utilizing an MPCC workstation, Client shall take appropriate steps to safeguard the workstation against unauthorized use. Client shall utilize the list, modify and delete functions on the Money Transfer Functions menu of MPCC to confirm that all funds transfer requests to be sent to Bank are valid and authorized by Client prior to uploading them to MORCOM Cash through MPCC.






Schedule A-2


Security Procedures:

MORCOM Cash P.C.
MORCOM Cash P.C. (MPCC)

(without Line Coded Authentication)


General

Prior to initiating funds transfers on MORCOM Cash, Client shall complete and file with Bank a Security Profile Form identifying the specific types of Payment Order instructions which are to be assigned, the names of Client's individual MORCOM Cash operators, and any applicable limitations. The Security Profile Form must be signed by a person or persons authorized to enter into such arrangements with Bank in accordance with this Agreement and Client's Corporate Resolutions, as furnished to Bank (an "Authorized Representative"). Modifications to the information contained in the Security Profile Form may be made, with Bank's approval, only upon the written request of an Authorized Representative.

Bank shall notify Client by letter upon completion of the profile on the MORCOM System.


Freeform/Freetype Payment Orders

Bank shall provide an Authentication Chart and Initial Password to Client's Authorized Representative. Client shall change the Initial Password after its first use, and thereafter from time to time to protect its integrity. Bank shall be authorized to act on any and all Freeform or Freetype Payment Orders received through MORCOM Cash, within the limits set forth in the Security Profile Form, that are authenticated in accordance with the Authentication Chart and contain the correct Client ID, Operator ID, and Password.

Client shall be responsible to safeguard the Authentication Chart and Password, and for all use made thereof.


Line Coded Payment Orders

Bank shall provide an Initial Password to Client's Authorized Representative. Client shall change the Initial Password after its first use, and thereafter from time to time to protect its integrity. Client shall file a request in a writing signed by an Authorized Representative, or Client shall file a request by electronic means using the Password, specifying each of Client's accounts to and from which funds may be transferred and, with respect to each such account, a listing of banks, account names and account numbers to which funds may be transferred, any limitations thereon, and any other data requested by Bank. Bank shall be authorized to act on any and all Line Coded Payment Orders received through MORCOM Cash within the established Line Code parameters [and the limits set forth in the Security Profile Form] and that contain the correct Client ID, Operator ID, and Password.

Client shall be responsible to safeguard the Password, and for all use made thereof.






Cancellation / Modification of Payment Orders

Client may request that Payment Orders initiated in accordance with this Schedule A-2 be modified or deleted only by following the security procedures set forth in this Schedule A-2.


MPCC Workstation

If Client is utilizing an MPCC workstation, Client shall take appropriate steps to safeguard the workstation against unauthorized use. Client shall utilize the list, modify and delete functions on the Money Transfer Functions menu of MPCC to confirm that all funds transfer requests to be sent to Bank are valid and authorized by Client prior to uploading them to MORCOM Cash through MPCC.







Schedule A-3


Security Procedure:

Telephone (Freeform/Freetype;
		    Line Coded)


General

Prior to initiating funds transfers over the telephone, Client shall supply Bank with a list of names of Authorized Callers. The list must be signed by a person or persons authorized to complete Security Procedure documentation in accordance with this Agreement and Client's Corporate Resolutions, as furnished to Bank (an "Authorized Representative"). Modifications to the list may be made, with Bank's approval, only upon the written request of an Authorized Representative. Bank shall provide to Client one or more telephone numbers to be used in connection with telephone funds transfers.


Freeform/Freetype Payment Orders

Bank shall provide an Authentication Chart to Client's Authorized Representative. Bank shall be authorized to act on any and all Freeform or Freetype Payment Orders received over the telephone from a caller who represents himself/herself to be a person on the Authorized Caller list and who provides authentication in accordance with the Authentication Chart.

Client shall be responsible to safeguard the Authentication Chart, and for all use made thereof.


Line Coded Payment Orders

Client shall file a request in a writing signed by an Authorized Representative, specifying each of Client's accounts to and from which funds may be transferred and, with respect to each such account, a listing of banks, account names and account numbers to which funds may be transferred, any limitations thereon, and any other data requested by Bank. Bank shall be authorized to act on any and all Line Coded Payment Orders received over the telephone, within the established Line Code parameters, from a caller who represents himself/herself to be a person on the Authorized Caller list.


Cancellation / Modification of Payment Orders

Client may request that Payment Orders initiated in accordance with this Schedule A-3 be modified or deleted only by following the security procedures set forth in this Schedule A-3.






Schedule A-4


Security Procedure:

Telex


General

Bank shall provide to Client one or more telex addresses to be used in connection with telex funds transfers.


Freeform/Freetype Payment Orders

Bank shall provide an Authentication Chart to Client's Authorized
Representative. Bank shall be authorized to act on any and all Freeform or Freetype Payment Orders received by telex that are authenticated in accordance with the Authentication Chart. Bank shall acknowledge authenticated Payment Orders.

Client shall be responsible to safeguard the Authentication Chart, and for all use made thereof.


Line Coded Payment Orders

Bank shall provide an Authentication Chart to Client's Authorized Representative. Client shall file a request in a writing signed by an Authorized Representative, specifying each of Client's accounts to and from which funds may be transferred and, with respect to each such account, a listing of banks, account names and account numbers to which funds may be transferred, any limitations thereon, and any other data requested by Bank. Bank shall be authorized to act on any and all Line Coded Payment Orders received by telex, within the established Line Code parameters, that are authenticated in accordance with the Authentication Chart. Bank shall acknowledge authenticated Payment Orders.

Client shall be responsible to safeguard the Authentication Chart, and for all use made thereof.


Cancellation / Modification of Payment Orders

Client may request that Payment Orders initiated in accordance with this Schedule A-4 be modified or deleted only by following the security procedures set forth in this Schedule A-4.








Schedule A-5

Security Procedures:

S.W.I.F.T.

General

Bank shall provide cryptographic keys to the person or persons designated by Client in Schedule B to receive any confidential Security Procedure materials from Bank (an "Authorized Representative"), for use with Client's approved encryption/authentication security device. Bank shall provide the Authorized Representative (or his designee) with replacement keys from time to time.
Bank shall be authorized to act on any and all Payment Orders received through S.W.I.F.T. that are authenticated in accordance with the cryptographic keys.

Client shall be responsible to safeguard the cryptographic keys, and for all use made thereof.


Cancellation / Modification of Payment Orders

Client may request that Payment Orders initiated in accordance with this Schedule A-5 be modified or deleted only by following these security procedures.






Schedule A-6


Security Procedure:

Telephone (without Authentication)*


* Client's choice of this Security Procedure A-6 shall constitute a rejection of the on-line and/or authenticated Security Procedures which have been offered to Client by Bank, and an affirmation that this Security Procedure is a commercially reasonable security procedure for Client's purposes pursuant to UCC 4A-202. Client agrees to be bound by any Payment Order, whether or not authorized, issued in its name and accepted by Bank in compliance with this Security Procedure.


General

Prior to initiating funds transfers over the telephone, Client shall supply Bank with a list of names of Authorized Callers. The list must be signed by a person or persons authorized to complete Security Procedure documentation in accordance with this Agreement and Client's Corporate Resolutions, as furnished to Bank (an "Authorized Representative"). Modifications to the list may be made, with Bank's approval, only upon the written request of an Authorized Representative. Bank shall provide to Client one or more telephone numbers to be used in connection with telephone funds transfers.


Freeform/Freetype Payment Orders

Bank shall be authorized to act on any and all Freeform or Freetype Payment Orders received over the telephone from a caller who represents himself/herself to be a person on the Authorized Caller list.


Line Coded Payment Orders

Client shall file a request in a writing signed by an Authorized Representative, specifying each of Client's accounts to and from which funds may be transferred and, with respect to each such account, a listing of banks, account names and account numbers to which funds may be transferred, any limitations thereon, and any other data requested by Bank. Bank shall be authorized to act on any and all Line Coded Payment Orders received over the telephone, within the established Line Code parameters, from a caller who represents himself/herself to be a person on the Authorized Caller list.


Cancellation / Modification of Payment Orders

Client may request that Payment Orders initiated in accordance with this Schedule A-6 be modified or deleted only by following the security procedures set forth in this Schedule A-6.





Schedule A-7


Security Procedures:

EDI

MORCOM Batch File Transfer

General

Prior to initiating Batch File Transfers ("BFTs") and/or Electronic Data Interchange ("EDI") funds transfers and associated transaction sets, Client shall complete and file with Bank an EDI/BFT Security Profile Form identifying any applicable limitations on authorized transactions. The EDI/BFT Security Profile Form must be signed by a person or persons authorized to enter into such arrangements with Bank in accordance with this Agreement and Client's Corporate Resolutions, as furnished to Bank (an "Authorized Representative"). Modifications to the information contained in the EDI/BFT Security Profile Form may be made, with Bank's approval, only upon the written request of an Authorized Representative.

Bank shall notify Client by letter upon completion of the profile on Bank's system.

Bank shall provide a list of Client Identifiers and Passwords to Client's Authorized Representative. Client shall change the Passwords from time to time to protect their integrity. Bank shall be authorized to act on any and all BFT and EDI Payment Orders and transaction sets received by Bank, within the limits set forth in the Security Profile Form, that contain the correct Client Identifiers and Passwords.

Client shall be responsible to safeguard the Client Identifiers and Passwords, and for all use made thereof.


Cancellation / Modification of Payment Orders

Client may request that Payment Orders and transaction sets initiated in accordance with this Schedule A-7 be modified or deleted only by following these security procedures.






Schedule A-8


Security Procedure:

Contingency Backup Procedures









































Schedule A-9

Security Procedures:

MORCOM Access


General

	Prior to initiating funds transfers on MORCOM Access, CLIENT shall:

 	Designate a Security Administrator who will be responsible for the creation and maintenance of all client user profiles on the MORCOM
Access workstation. These profiles will contain the funds transfer actions that Client chooses for each workstation user.

 	Designate a Systems Administrator who will be responsible to upload all funds transfer instructions from Client's workstation to Bank and download all reports from Bank to Client's workstation.

 	Complete and file with Bank a Security and Systems Administrator Profile form identifying these designees. The Security and Systems
Administrator Profile form must be signed by a person or persons authorized to enter into such arrangements with Bank in accordance with this Agreement and Client's Corporate Resolutions, as furnished to Bank
(an "Authorized Representative").

 	Complete and file with Bank an Account Set-up Profile form identifying the accounts that Client will access via the workstation. The Account
Set-up Profile form must be signed by an Authorized Representative.

 	Execute a MORCOM Access License Agreement for encryption key data and/or equipment.

Modifications to the information contained in the Security and Systems Administrator Profile form and the Account Set-up Profile form may be made, with Bank's approval, only upon the written request of an Authorized Representative.

Bank shall provide an Initial Password to Client's Authorized Representative. Client shall change the Initial Password after its first use, and thereafter from time to time to protect its integrity. Bank shall be authorized to act on any and all Payment Orders received through Client's identified MORCOM Access workstation that contain the correct profile information, ID's and Password, and that is encrypted in accordance with Client's designated encryption key.


Cancellation / Modification of Payment Orders

Client may request that Payment Orders initiated in accordance with this Schedule A-9 be modified or deleted only by following the security procedures set forth in this Schedule A-9.






Schedule B


Persons Authorized by Client to Receive Security Procedure Materials




Schedule C


Drawdown Documentation






Securities, Trust & Information Services








                                        (GCIC - Brussels)









Global Custody Agreement




































Global Custody Agreement


Agreement dated as of _____________ between Morgan Guaranty Trust Company of New York (the "Custodian"), acting through its office at 35 avenue des Arts, Brussels, Belgium, and Smith Barney __________________________ (the "Client").

Whereas, the Client desires to arrange for the custody of certain of its assets and the provision of related services by the Custodian;

Now, Therefore, in consideration of the mutual agreements contained herein, the Custodian and the Client agree as follows:


1. Definitions. The following terms, as used herein, shall have the following meanings:

"Authorized Instruction" means (i) a written, oral or electronic communication accepted by the Custodian in good faith that has been transmitted subject to the Security Procedures agreed upon in writing by the Custodian and the Client or (ii) any other written, oral or electronic communication that the Custodian believes in good faith to have been given by an Authorized Person.

"Authorized Persons" means those individuals who have been designated by or duly authorized by the Client pursuant to necessary corporate or other action (which shall be evidenced by appropriate documentation delivered to the Custodian) to act on behalf of the Client in connection with this Agreement. Such persons shall continue to be Authorized Persons until such time as the Client has delivered to the Custodian appropriate documents revoking the authority of such persons.

"Cash" has the meaning set forth in Section 5.

"Cash Account" means a current account (which may be divided into a number of subaccounts, denominated in U.S. dollars, Belgian francs or any other currency or Composite Currency Unit acceptable to the Custodian) opened by the Custodian on its books in the name of the Client.

"Communication Products" has the meaning set forth in Section 28.

"Composite Currency Units" means the European Currency Unit ("ECU"), the Special Drawing Right ("SDR") or another composite unit consisting of the aggregate of specified amounts of specified currencies, as such ECU, SDR or other unit may be constituted from time to time.

"Morgan Affiliate" means any office or branch of Morgan Guaranty Trust Company of New York ("Morgan") and any other entity that directly, or indirectly through one or more intermediaries, controls Morgan or that is controlled by or is under common control with Morgan.

"Securities Account" means any securities account opened by the Custodian on its books in the name of the Client.

"Securities Depository" means any securities depository, book-entry system or clearing system used by the Custodian from time to time in accordance with
Section 4(e) hereof.

"Security" means any share, stock, bond, debenture, note, certificate of indebtedness, warrant or other security or financial instrument acceptable to the Custodian (whether represented by a certificate or by a book-entry on the records of the issuer or other entity responsible for recording such book-entries) that is from time to time held for the account of the Client directly, or indirectly through a Subcustodian or Securities Depository, by the Custodian pursuant to this Agreement.


"Security Procedure" means, for any specified method of communication, a procedure agreed upon in writing by the Custodian and the Client for the purpose of verifying that an Authorized Instruction given pursuant to such method of communication is that of the Client or detecting error in the transmission or the content of such Authorized Instruction. A Security Procedure may require the use of algorithms or other codes, identifying words or numbers, encryption, callback procedures, or similar security devices.

"Subcustodian" means any bank or other institution (other than a Securities Depository) used by the Custodian to hold Securities from time to time in accordance with Section 4(e) hereof.



2. Representations, Warranties and Covenants of the Client. The Client represents and warrants that the execution, delivery and performance by the Client of this Agreement (i) are within the Client's corporate, trust or other constitutive powers; (ii) have been duly authorized by all necessary corporate, trust or other appropriate action under its organizational documents; (iii) require no action by or in respect of, or filing with, any governmental body, agency or official (including without limitation any exchange control approvals) other than those set forth in Appendix B under "Consents and Filings", which have been duly taken or made or will be duly taken or made as and when required; and (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of the Client or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Client. In addition, the Client represents and warrants that each of the statements set forth in Appendix B under "Additional Information" is true and correct. The Client represents, warrants and covenants that the Custodian shall be entitled to deal with all Securities free of any proprietary or equitable interest of any person or entity (other than interests of the Client and interests of the Custodian, Subcustodians and Securities Depositories that are created by this Agreement). The Client agrees to inform the Custodian immediately if any statement set forth in this Section 2 or in Appendix B ceases to be true and correct as of any date after the date hereof.


3. Securities Accounts. The Client hereby establishes with the Custodian one or more Securities Accounts, which shall contain, in the manner and on the terms specified herein, the Client's Securities.


4.  Terms of Custody.

(a) Authority to Hold Securities. Subject to the terms and conditions of this Agreement, the Client hereby authorizes the Custodian to hold any Securities received from time to time for the account of the Client. The Custodian may, at its sole discretion, hold the Securities directly or indirectly through one or more Subcustodians or Securities Depositories. Securities held indirectly through any Subcustodian shall be held subject to the terms and conditions of the Custodian's agreement with such Subcustodian. Securities held indirectly through any Securities Depository shall be held subject to the terms of any agreement between the Custodian or Subcustodian and such Securities Depository and to the rules and terms and conditions of such Securities Depository.

(b) Fungibility. The Client agrees that all Securities held by the Custodian directly, or indirectly through any Subcustodian or Securities Depository, shall be subject to the provisions of the Belgian Royal Decree No. 62 of November 10, 1967, as amended. In accordance with the Royal Decree, all Securities of any issue shall be treated as fungible with all other securities of the same issue held by the Custodian directly, or indirectly through any Subcustodian or Securities Depository. Therefore, the Client shall have no right to any specific securities of an issue but shall instead be entitled, subject to applicable laws and regulations and to the terms of this Agreement, to transfer, deliver or repossess from the Custodian an amount of securities of such issue that is equivalent to the amount of such securities credited to a Securities Account, without regard to the certificate numbers (or other identifying information) of the securities originally deposited, and the Custodian's obligation to the Client with respect to such Securities shall be limited to effecting such transfer, delivery or repossession.

(c) Identification of Client's Interests. The Custodian shall cause the Client's interest in any Securities held by the Custodian directly, or indirectly through any Subcustodian or Securities Depository, to be evidenced by a credit to a Securities Account on the books of the Custodian. The Custodian shall instruct each Subcustodian to credit all Securities held by such Subcustodian directly, or indirectly through a Securities Depository, to an account of the Custodian on the books of such Subcustodian. The Custodian shall instruct, or direct the relevant Subcustodian to instruct, each Securities Depository to credit all Securities held by such Securities Depository to an account of the Custodian or the relevant Subcustodian on the books of such Securities Depository. Securities may be registered in the name of the Custodian's nominee or, as to any Securities held by an entity other than the Custodian, in the name of such entity's nominee. The Client agrees to hold any such nominee harmless from any liability as a holder of record of such Securities.

(d) Liens of Subcustodians and Securities Depositories. Unless the Custodian has received Authorized Instructions to the contrary, the Custodian shall hold Securities indirectly through a Subcustodian or Securities Depository only if
(i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or Securities Depository or the creditors or operators of any of them, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of the Securities or for funds advanced on behalf of the Client by such Subcustodian or Securities Depository and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(e) Selection of Subcustodians and Securities Depositories. The list of Subcustodians and Securities Depositories used by the Custodian as of the date hereof is listed on Appendix A hereto. The Custodian reserves the right to add and delete subcustodians and securities depositories to and from such list from time to time by notice to the Client. The Custodian agrees that, if it replaces the subcustodian or securities depository used in any country with another subcustodian or securities depository, it will not transfer any of the Client's securities from the former subcustodian or securities depository for such country to the replacement subcustodian or securities depository for such country without giving the Client at least 30 days' prior written notice, during which time the Client may make arrangements to have the Securities transferred to another Custodian if it does not approve of the replacement.


5.  Cash Account.

(a) The Client hereby establishes and shall maintain with the Custodian a Cash Account to be used in connection with transactions relating to the Securities. The collected balance from time to time in the Cash Account shall constitute "Cash". Any credit made to the Cash Account shall be provisional and may be reversed if such payment is not actually collected or received.

(b) Except as otherwise provided by law, the Cash Account (including subdivisions maintained in different currencies, including Composite Currency Units) shall constitute one single and indivisible current account. Consequently, the Custodian has the right, among others, of transferring the balance of any subaccount of the Cash Account to any other subaccount at any time and without prior notice.

(c) The Custodian may in accordance with customary practice hold any currency (other than Belgian Francs) or Composite Currency Unit in which any subdivision of the Cash Account is denominated on deposit in, and effect transactions relating thereto through, an account (a "Foreign Account") with a Morgan Affiliate or another bank in the country where such currency is the lawful currency or in other countries where such currency or Composite Currency Unit may be lawfully held on deposit.

(d) The Custodian shall have no liability for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may affect the transferability, convertibility, or availability of any currency (other than Belgian Francs) or Composite Currency Unit in the countries where such Foreign Accounts are maintained and in no event shall the Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation or event. To the extent that any such law, regulation or event imposes a cost or charge upon the Custodian in relation to the transferability, convertibility, or availability of any such currency or Composite Currency Unit, such cost or charge shall be for the account of the Client. If pursuant to any such law or regulation, or as a result of any such event, the Custodian cannot deal in any component currency of a Composite Currency Unit or effect a particular transaction in a Composite Currency Unit on behalf of the Client, the Custodian may thereafter treat any account denominated in an affected Composite Currency Unit as a group of separate accounts denominated in the relevant component currencies.

(e) Transactions in a currency or Composite Currency Unit shall be subject to the regulations laid down by the exchange control authorities of Belgium and of the country where such currency (or component currency) is the lawful currency or where such currency or Composite Currency Unit is held on deposit.


6.  Instructions by the Client.

(a) Generally. The Client shall give an Authorized Instruction with respect to Cash and Securities only to the Custodian or to the Custodian's designee. The Client agrees to be bound by all Authorized Instructions, whether or not such instructions were duly authorized in accordance with the Client's own procedures. The Custodian shall not be required to follow any Authorized Instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal) or that would be contrary to any provision of this Agreement.

(b) Payments. Payments shall be made by the Custodian, or a Subcustodian at the direction of the Custodian, only to the extent that sufficient Cash in the applicable currency is available in the Cash Account or otherwise available therefor and only (i) as specified by an Authorized Instruction, (ii) as permitted by Sections 14 and 15 or (iii) upon the termination of this Agreement as set forth in Section 17 hereof. The Custodian may make payments, or direct a Subcustodian to make payments, from time to time on behalf of the Client when sufficient Cash in the applicable currency is not available in the Cash Account or otherwise available therefor, but neither the Custodian nor any Subcustodian shall have any obligation to make such payments. If any payments are made that result in an overdraft in a particular currency, then such overdraft shall be payable on demand by the Custodian and shall bear interest for each day outstanding at the rate customarily charged by the Custodian for overdrafts in such currency.

(c) Delivery of Securities. Any Securities held by a Subcustodian shall be subject only to the instructions of the Custodian and any Securities held by a Securities Depository shall be subject only to the instructions of the Custodian or the Subcustodian for which such Securities Depository is acting. Securities shall be transferred, exchanged, or delivered by the Custodian, or a Subcustodian at the direction of the Custodian, only to the extent that sufficient Securities are actually in the Securities Account and available for delivery and only:

(i)  as specified by an Authorized Instruction;

(ii) in exchange for or upon conversion into other Securities or Cash pursuant to a plan of merger, consolidation, reorganization, recapitalization or readjustment;

(iii) upon the conversion of Securities pursuant to their terms into other Securities;

(iv)  as permitted by Sections 14 and 15; or

(v)  upon the termination of this Agreement as set forth in Section 17 hereof.


7.  Corporate Events.

(a) Collections. Unless the Custodian has received an Authorized Instruction to the contrary, the Custodian shall, or shall instruct the appropriate Subcustodian to, collect dividends, interest and other payments made and stock dividends, rights and similar distributions made or issued with respect to Securities and present for payment maturing Securities and those called for redemption, in each case net of any applicable taxes or other charges withheld by the maker of such payment or distribution. Neither the Custodian nor any Subcustodian shall have any obligation to commence legal proceedings or to take other extraordinary actions to collect any of the foregoing payments or distributions.

(b) Rights Offerings. Promptly after the Custodian becomes aware thereof, the Custodian shall notify the Client of any rights offering by an issuer of Securities. If the Client does not send an Authorized Instruction to the Custodian regarding the exercise of rights under such offering by the deadline set by the Custodian in such notice, then to the extent permitted by applicable law and consistent with local market practice, the Custodian or the applicable Subcustodian shall sell such rights in the principal market for such rights and deposit the proceeds of such sale in the Cash Account.

(c) Partial Redemptions. Promptly after the Custodian becomes aware thereof, the Custodian shall notify the Client of the partial redemption of any Securities. If the Custodian or any Subcustodian or Securities Depository holds any Securities in which the Client has an interest as part of a fungible mass, the Custodian or such Subcustodian or Securities Depository may select the securities to participate in partial redemptions, partial payments or other actions affecting less than all securities of the relevant class in any non-discriminatory manner that it customarily uses to make such selection.

(d) Authority of Custodian. Unless the Custodian has received an Authorized Instruction to the contrary, the Custodian shall, or shall instruct the appropriate Subcustodian to: (i) execute in the name of the Client such ownership and other certificates as may be required to obtain payment or exercise any rights in respect of any Securities; (ii) accept and open all mail directed to the Client in care of the Custodian or such Subcustodian; and
(iii) retain or dispose of fractional interests received by the Custodian or such Subcustodian as a result of stock dividends in accordance with local law and practice. With respect to any corporate events not listed above, the Custodian shall (in the absence of an Authorized Instruction from the Client within any prescribed deadline) take any action that it considers appropriate in the circumstances; provided that the Custodian shall not be liable for the consequences of any such action.


8.  Reporting.

(a) Statements. The Custodian shall mail, or cause to be mailed, or transmit electronically to the Client (or, with prior written consent of the Client, make available electronically) monthly statements of the Securities Accounts and Cash Account. Such statements shall list all Securities and Cash and specify (i) whether the Securities are held directly by the Custodian or indirectly through a Subcustodian or Securities Depository and (ii) the amount of Cash held on deposit in each currency. The Client agrees that each such statement shall be binding on the Client 60 days after (a) in the case of any statement sent by mail, it has been mailed by first class mail, postage prepaid or (b) in the case of any statement transmitted or made available electronically, it has been transmitted or made available electronically to the Client, unless the Client has theretofore notified the Custodian in writing of any inaccuracy in such statement.

(b) Access to Records. The Custodian shall allow the Client and its independent public accountants reasonable access to the records of the Custodian relating to the Securities and Cash as is required by the Client or its accountants in connection with their examination of the books and records pertaining to the affairs of the Client and shall require each Subcustodian and Securities Depository to grant such access to the Client and its independent public accountants to the extent consistent with applicable law and regulations. The Custodian has no obligation to maintain any records for a period of more than 10 years. The Custodian shall have no obligation to require any Subcustodian or Securities Depository to maintain records for any specified period of time.

(c) Other Information. From time to time the Custodian may provide additional reporting information to the Client on terms and conditions agreed upon by the parties hereto in writing. The additional information may include data obtained from third parties, such as pricing valuation information relating to the Securities. The Client agrees that it shall not redistribute or resell data obtained by the Custodian from third parties, except that it may provide such data to the beneficial owners of the Securities as recorded on the Client's books and records.


9. Taxes. The respective responsibilities of the Client and the Custodian with respect to tax matters are set forth in Appendix C hereto and incorporated by reference herein.


10.  Responsibilities; Indemnification by the Custodian.

(a) Standard of Care. The Custodian shall use reasonable care in the performance of its duties hereunder and shall exercise the same degree of care with respect to the Securities as it would with respect to its own securities. The Custodian shall require each Subcustodian to use reasonable care in the performance of its duties and to exercise the same degree of care with respect to the Securities as it would with respect to its own securities. The Custodian shall be responsible to ensure that each Subcustodian that is a Morgan Affiliate performs in accordance with the foregoing standard. The Custodian's responsibility with respect to any Securities held by a Subcustodian (other than a Morgan Affiliate) or any carrier of Securities acting for the Custodian or any Subcustodian is limited to the failure on the part of the Custodian (or a Subcustodian that is a Morgan Affiliate) to exercise reasonable care in the selection or retention of such Subcustodian or carrier. The Custodian shall have no responsibility for the selection or retention of any Securities Depository or for the performance of any Securities Depository.

(b) Insurance. The Custodian shall, and shall require each Subcustodian to, maintain insurance coverage with respect to the Securities covering such risks and in such amounts as the Custodian or such Subcustodian maintains with respect to securities which the Custodian or such Subcustodian holds for its own account and for the account of other customers.

(c) Indemnification by the Custodian and Subcustodians. The Custodian shall indemnify the Client against, and hold the Client harmless from, any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors, but excluding all losses and liabilities of the types described in Section 11 hereof) incurred by the Client by reason of the negligence (whether through action or inaction) or willful misconduct of the Custodian or any Subcustodian that is a Morgan Affiliate in connection with the services provided pursuant to this Agreement or the applicable subcustodian agreement. The Custodian shall require each Subcustodian that is not a Morgan Affiliate to indemnify the Custodian and the Client against, and hold the Custodian and the Client harmless from, any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel, but excluding all losses and liabilities of the types specified in Section 11) incurred by the Custodian or the Client by reason of the negligence (whether through action or inaction) or willful misconduct of such Subcustodian in connection with the services provided by such Subcustodian pursuant to the applicable subcustodian agreement.


11.  Limitations on Responsibilities and Liabilities.

(a) Generally. The Custodian shall be responsible for the performance of only those duties as are set forth herein or contained in an Authorized Instruction that is not contrary to the provisions of this Agreement.

(b) Consequential Damages. Under no circumstances shall the Custodian or any Subcustodian be liable to the Client or any other person for indirect, special or consequential damages, even if the Custodian or such Subcustodian is apprised of the likelihood of such damages.

(c) Corporate Actions. The Custodian shall not be liable for any loss occasioned by the failure of the Custodian to notify the Client of any payment of dividends or interest or any redemption, rights offering or other distribution made with respect to any Security or any other corporate action taken or to be taken with respect to any Security if the Custodian or a Subcustodian has not received notice of such transaction directly from or on behalf of the issuer of such Security or if such distribution or action was not included in the reports of an internationally-recognized investment data service selected by the Custodian.
(d) Authorized Instructions. Neither the Custodian nor any Subcustodian shall be liable for any action taken upon an Authorized Instruction.

(e) Payment and Delivery Instructions. In some securities markets, securities deliveries and payments therefor may not be or are not customarily made simultaneously. Accordingly, the Client agrees that, notwithstanding the Client's instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian or a Subcustodian may make or accept payment for or delivery of Securities at such time and in such form and manner as shall be in accordance with relevant local law and practice or with the customs prevailing in the relevant market among securities dealers. The Client shall bear the risk that (i) the recipient of Securities may fail to make payment, return such Securities or hold such Securities or the proceeds of their sale in trust for the Client and (ii) the recipient of payment for Securities may fail to deliver the Securities (such failure to include, without limitation, delivery of forged or stolen Securities) or to return such payment, in each case whether such failure is total or partial or merely a failure to perform on a timely basis. Neither the Custodian nor any Subcustodian shall be liable to the Client for any loss resulting from any of the foregoing events.

(f) Reversals. In some securities markets and cash clearing systems, deliveries of securities and cash may be reversed under certain circumstances. Accordingly, credits of securities to a Securities Account and cash to the Cash Account are provisional and subject to reversal if, in accordance with relevant local law and practice, the delivery of the security or cash giving rise to the credit is reversed.

(g) Foreign Currency Risks. The Client shall bear all risks of investing in Securities or holding Cash denominated in a currency other than that of the Client's home jurisdiction. Without limiting the foregoing, the Client shall bear the risks that rules or procedures imposed by Securities Depositories, exchange controls, asset freezes or other laws or regulations shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Client of Securities or Cash held outside the Client's jurisdiction or denominated in a currency other than the currency of the Client's home jurisdiction or the conversion of Cash from one currency into another currency. The Custodian shall not be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither the Custodian nor any Subcustodian shall be liable to the Client for any loss resulting from any of the foregoing events.

(h) Force Majeure. Notwithstanding any other provision contained herein, neither the Custodian nor any Subcustodian shall be liable for any action taken, or any failure to take any action required to be taken, hereunder or otherwise to fulfill its obligations hereunder (including without limitation the failure to receive or deliver securities or the failure to receive or make any payment) in the event and to the extent that the taking of such action or such failure arises out of or is caused by war, insurrection, riot, civil commotion, act of God, accident, fire, water damage, explosion, mechanical breakdown, computer or system failure or other failure of equipment, or malfunction or failures caused by computer virus, failure or malfunctioning of any communications media for whatever reason, interruption (whether partial or total) of power supplies or other utility of service, strike or other stoppage (whether partial or total) of labor, any law, decree, regulation or order of any government or governmental body (including any court or tribunal), or any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond its reasonable control.

(i) Delays. Except in the case of a failure by the Custodian or a Morgan Affiliate to exercise the standard of care required by Section 10(a), the Custodian shall not be liable for delays in carrying out payment instructions given by the Client. In the event that a delay in the carrying out of a payment instruction is caused by such a failure of the Custodian or a Morgan Affiliate, the liability of the Custodian shall not exceed an interest equivalent for the period from the day when the payment would have been carried out, but for the negligence of the Custodian or such Morgan Affiliate, until the day when it is actually carried out (excluding any portion of such period during which the Custodian cannot carry out such instructions as a result of any event referred to in Section 11(h)); provided that if the Client shall fail to report the delay to the Custodian within 10 days from the date when the payment would, but for the negligence of the Custodian or a Morgan Affiliate, have been made, then the Custodian shall not be liable for an interest equivalent for more than a total of 10 days.
(j) Client's Reporting Obligations. The Client shall be solely responsible for compliance with any notification, license or other requirement of any jurisdiction relating to or affecting the Client's beneficial ownership of the Securities, and neither the Custodian nor any Subcustodian assumes liability for noncompliance with such requirements.

(k) No Investment Advice. Neither the Custodian nor any Subcustodian or Morgan Affiliate is under any duty to provide the Client with investment advice or to supervise its investments.

(l) Fraudulent Securities. Neither the Custodian nor any Subcustodian shall have any liability for losses incurred by the Client or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities (or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market).

(m) Third Party Information. The Custodian shall have no responsibility for the accuracy of any information provided by the Custodian to the Client that has been obtained from third parties pursuant to Section 7 or 8(c) of this Agreement.


12.  Use of Morgan Affiliates.

(a) Executing Orders. The Custodian shall, in its sole discretion and if permitted by applicable law, accept orders from the Client for the purchase or sale of Securities and either execute such orders itself or by means of Morgan Affiliates or brokers or other financial organizations of its choice, subject to the fees and commissions in effect from time to time. The Custodian shall not be responsible for any act or omission, or for the solvency, of any broker or other financial organization so selected to effect any transaction for the account of the Client. When instructed to buy or sell Securities for which the Custodian or a Morgan Affiliate acts as a dealer, the Custodian may buy or sell such Securities from or to either itself, as principal, or such Morgan Affiliate.

(b)  Disclosure to Morgan Affiliates.  Notwithstanding the provisions of
Section 26 hereof, the Custodian may disclose to any Morgan Affiliate details with respect to the Securities and the transactions effected hereunder. Such disclosure shall be for the purpose of identifying banking, securities and financial services that Morgan Affiliates may be able to provide to the Client.

(c) Sub-Contracting. The Client hereby agrees that the Custodian may arrange with any Morgan Affiliate to perform on behalf of the Custodian any act required to be performed by the Custodian hereunder.


13. Fees. The Client agrees to pay the Custodian as compensation for the services provided hereunder a fee computed at rates determined by the Custodian from time to time and communicated to the Client in advance, as well as all assessments, charges and expenses (including legal expenses and attorney's fees associated with enforcing the Custodian's rights hereunder) incurred by the Custodian in connection with this Agreement.


14. Right to Debit and Set-Off. The Custodian has the right to debit any subaccount of the Cash Account for any amount payable by the Client in connection with any and all obligations of the Client to the Custodian, whether or not relating to or arising under this Agreement. In addition to the rights of the Custodian under applicable law and other agreements, at any time when the Client shall not have honored any and all of its obligations to the Custodian, whether or not relating to or arising under this Agreement, the Custodian shall have the right without notice to the Client to retain or set-off, against such obligations of the Client, any assets the Custodian or any Morgan Affiliate may directly or indirectly hold for the account of the Client, and any obligations (whether matured or unmatured) that the Custodian or any Morgan Affiliate may have to the Client in any currency or Composite Currency Unit, including time deposits and all assets credited to any Securities Account. Any such asset of, or obligation to, the Client may be transferred among the Custodian and any Morgan Affiliates in order to effect the above rights.




15. Security Interests. In order to secure the prompt and complete payment when due of any and all obligations of the Client to the Custodian, now outstanding or which may be outstanding at any time in the future, whether or not relating to or arising out of this Agreement, the Client hereby pledges and grants to the Custodian a security interest in (i) all of the Client's right, title and interest in and to all Cash Accounts, including any credit or debit balance which now appears or may at any time in the future appear in any currency or Composite Currency Unit subaccount of a Cash Account, (ii) all of the Client's right, title and interest in and to all time deposit accounts and notice accounts that the Client may open from time to time with the Custodian,
(iii) all of the Client's right, title and interest in and to all Securities Accounts and the amount of all securities which are now or at any time in the future shall be standing to the credit of a Securities Account (clauses (i), (ii) and (iii) of this Section 15 being referred to collectively herein as the "Collateral"), (iv) all amounts of cash, securities or other property or countervalue received or to be received with respect to or in exchange for any and all of the then existing Collateral which are, or are intended, to be credited to a Cash Account or a Securities Account and (v) to the extent not covered by the foregoing, all proceeds, product, offspring, rents or profits of any or all of the foregoing (whether acquired before or after the commencement of any bankruptcy or liquidation proceeding by or in respect of the Client) which are, or are intended to be credited to a Cash Account or a Securities Account. All time deposit accounts and notice accounts shall be deemed constituted for an indefinite period, even though the Client and the Custodian may agree from time to time that interest thereon will be paid on specified dates rather than only at final maturity. The foregoing security interests are granted as security only and shall not subject the Custodian to, or transfer or in any way affect or modify, any obligation or liability of the Client with respect to any of the Collateral or any transaction in connection therewith. The Client authorizes the Custodian to perform all acts which the Custodian, in its sole discretion, deems necessary or desirable to perfect and preserve its security interests and rights under this Section 15. Upon any breach by the Client of its obligations hereunder, the Custodian shall be entitled to exercise all of the remedies available to a secured creditor under applicable law.


16. Indemnification by the Client. The Client agrees to indemnify the Custodian and each Subcustodian and to hold the Custodian and each such Subcustodian harmless from any loss or liability (including, without limitation, the reasonable fees and disbursements of counsel and other legal advisors) incurred by the Custodian or such Subcustodian in rendering services hereunder or in connection with any breach of the terms of this Agreement by the Client, except such loss or liability which results from the Custodian's or such Subcustodian's failure to exercise the standard of care required by
Section 10(a) hereof.


17. Termination. This Agreement may be terminated by the Custodian or the Client following receipt by the other party of not less than 60 days' prior written notice thereof; provided that such termination may be immediate if the other party shall be in breach of its obligations hereunder or shall become the subject of bankruptcy, insolvency, reorganization, receivership or other similar proceedings. If notice of termination is given by the Custodian, then the Client shall, within 60 days following receipt of such notice, specify in an Authorized Instruction the names of the persons to whom all Securities and Cash shall be delivered or paid. In such case, the Custodian shall, subject to the payment of amounts owed to it pursuant to Sections 6(b) and 13 hereof, deliver such Securities and Cash, and instruct each Subcustodian to deliver any Securities or Cash held by such Subcustodian, to the persons so specified. If within 60 days following the receipt of a notice of termination by the Custodian, the Custodian does not receive from the Client the names of the persons to whom such Securities and Cash shall be delivered, the Custodian, at its election, may deliver such Securities and Cash, and instruct each Subcustodian holding any Securities or Cash to deliver such Securities and Cash, to a bank or a trust company doing business in the state or country where such Securities and Cash were held. Securities or Cash so delivered shall be held and disposed of pursuant to the provisions of this Agreement or an Authorized Instruction or may be continued to be held until the names of such persons are delivered to the Custodian. If notice of termination is given by the Client, the Custodian shall, subject to the payment of all amounts owed to it pursuant to Sections 6(b) and 13 hereof, deliver such Securities and Cash, and instruct each Subcustodian holding any Securities or Cash to deliver such Securities or Cash, to the persons specified in an Authorized Instruction. If this Agreement is terminated by the Custodian or the Client, but the Custodian or a Morgan Affiliate continues to provide other services to the Client in connection with which the Client uses Communication Products, then the provisions of Sections 27 and 28 hereof shall survive the termination of this Agreement until the time that no such other services continue to be provided by the Custodian or a Morgan Affiliate to the Client or until otherwise terminated in writing by the Client or the Custodian. The provisions of Sections 20, 24, 26 and Appendix G hereof and the indemnity provisions of this Agreement and the provisions limiting the liabilities of the Custodian and the Subcustodians shall survive the termination of this Agreement (including any subsequent termination of Sections 27 and 28 hereof).


18. Notices. Except as otherwise specified herein, any notice or other communication to the Custodian or Client is to be addressed to the respective party as set forth in Appendix D hereto or in such other manner as may be specified by the one party to the other in writing from time to time. Unless otherwise specified herein, notices shall be effective when received. If any Authorized Instruction is given to the Custodian orally, then the Custodian's record of such instruction shall constitute conclusive evidence of the contents of such instruction, notwithstanding any conflicting written confirmation or record of such instruction provided by the Client.


19. Amendments and Waivers. Any provision of this Agreement (including Appendices B through G hereto) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Client and the Custodian.


20. Claims. Any claim arising out of or related to this Agreement must be brought no later than one year after such claim has accrued.


21. Successors and Assigns; Governing Law; Jurisdiction. This Agreement shall bind the successors and assigns of the Custodian and the Client. Except as otherwise provided by the terms of this Agreement, neither the Custodian nor the Client may assign any of its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement shall be governed by and construed in accordance with the law of State of New York except that the provisions set forth in Sections 4(b) and 15 shall be governed by the law of Belgium. The Client hereby submits to the non-exclusive jurisdiction of any any federal or state court in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Client hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Client and the Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.


22. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


23. Headings. The section headings used herein are for information only and shall not affect the interpretation of any provision of this Agreement.


24. Evidence. The Custodian's books and records (whether on paper, microfilm, microfiche, by electronic or magnetic recording, or any other mechanically reproducible form or otherwise) shall be deemed to constitute, in the absence of manifest error, sufficient evidence of the facts stated therein and of any obligations of the Client to the Custodian.

25. Integration. This Agreement constitutes the entire agreement between the parties hereto as it pertains to the provision of global custody services and supersedes any and all prior agreements and understanding, oral or written, relating to the subject matter hereof.


26. Confidentiality. Notwithstanding any other provision herein, the Custodian may disclose the Client's name, address and securities position and other information to such persons and to such an extent as required by law (including, but not limited to, article 28 of the Belgian Law of December 4, 1990 relating to securities transactions suspected of constituting market manipulation, insider trading and other breaches of financial regulations), the rules of any stock exchange or regulatory or self-regulatory organization or any order or decree of any court or administrative body that is binding on the Custodian or any Subcustodian or Securities Depository or the terms of the organizational documents of the issuer of any Security or the term of any Security itself.


27. Security Procedures. The Client acknowledges that it has been fully informed of the protections and risks associated with the various methods of communication for transmitting Authorized Instructions to the Custodian. The Custodian has recommended that the Client transmit Authorized Instructions to the Custodian using one or more specified methods of communication and has recommended a type of Security Procedure for each such method. The Client hereby agrees that the Security Procedure actually agreed between the Client and the Custodian shall be deemed commercially reasonable even if such Security Procedure offers less protection than the Security Procedure recommended by the Custodian. If the Client elects to transmit Authorized Instructions to the Custodian by a method of communication for which no Security Procedure has been agreed, the Client agrees to be bound by any such Authorized Instruction that the Custodian believes in good faith to have been
given by an Authorized Person.   The Client shall (i) not disclose, or permit
any Authorized Person to disclose, except on a "need to know" basis, any aspects of any Security Procedure, (ii) notify the Custodian immediately if the confidentiality of any Security Procedure is compromised and (iii) act to prevent the Security Procedures from being further compromised. The Client shall designate one or more persons, as identified in Appendix E, to receive Security Procedure materials from the Custodian. The Client may amend Appendix E from time to time upon seven days' prior written notice to the Custodian in accordance with Section 18 of this Agreement.


28. License. The Custodian hereby grants to the Client a personal, nontransferable and nonexclusive license to use, for its internal purposes only, the respective number of copies of any hardware, firmware, microcode and software set forth in Appendix F or hereafter identified by the Custodian in writing as communication products (the "Communication Products"), for the respective terms set forth in Appendix F and at the respective locations set forth in Appendix F, solely in connection with transmitting and receiving electronic communications to and from the Custodian in connection with this Agreement. The Client hereby acknowledges and agrees that this license is subject to the terms and conditions set forth in Appendix G.


29. Severability. In the event any of the terms or provisions of this Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.


In Witness Whereof, the parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

Morgan Guaranty Trust Company of			Smith Barney Precious Metals
and Minerals 	New York						Fund Inc.


By:	______________________________		By:
	______________________________
Title:	______________________________		Title:
	______________________________




Appendix A



Global Custody Network



Country			Subcustodian            			Depository

Argentina			Morgan Guaranty Trust Co.		Caja de Valores
				of New York - Buenos Aires Office

Australia			ANZ
Banking Group			Austraclear

Austria				Creditanstalt-Bankverein		OeKB-WSB
(Wertpapiersammelbank
bei der
Oesterreichischen
Kontrollbank AG)

Belgium			Morgan Guaranty Trust Co.		CIK (Caisse
Interprofessionnelle
				of New York - Brussels Office 		de Depots et
de Virements de Titres)
									Euroclear Clearance
System Limited

Brazil				Morgan Guaranty Trust Co.		BOVESPA
(Bolsa de Valores de Sao Paulo;
				of New York - Sao Paulo Office		equities)

									BVRJ (Bolsa de Valores
de Rio de Janeiro;
equities)

									CETIP (Central de
Custodia e Liquidacao
Financiera de Titulos;
corporate bonds)

									SELIC (Sistema Especial
de Liquidacao e
Custodia; government
securities)

Canada			Canadian Imperial Bank 		CDS (Canadian Depository
for
				of Commerce				Securities)

Chile				Citibank, N.A.

People's Republic of China -	Hongkong and Shanghai Banking
Shanghai and Shenzhen	Corporation

Denmark			Den Danske Bank			VP
(Vaerdipapircentralen;
Danish Securities
Centre)

Finland			Union Bank of Finland

France				Morgan Guaranty Trust Co.		SICOVAM
(Societe Interprofessionnelle
 				of New York - Paris Office		Pour La
Compensation des Valeurs 									Mobilieres)

Germany			J.P. Morgan GmbH			DKV (Deutscher
Kassenverein)

Greece			National Bank of Greece S.A.

Hong Kong			Hongkong and Shanghai Banking	CCASS (Central Clearing
and Settlement
				Corporation				System)

Hungary			Citibank Budapest Rt

India				Hong Kong and Shanghai Banking
				Corporation

Indonesia			Hongkong and Shanghai Banking
				Corporation

Ireland				Allied Irish Banks PLC

Italy				Morgan Guaranty Trust Co.		Monte Titoli
S.p.A.
				of New York - Milan Office

Japan				The Fuji Bank, Ltd.			JASDEC (Japanese
Securities
									Depository Center)

									JSA (Japan Securities
Agency)

Korea				Bank of Seoul				KSSC (Korea
Securities Settlement
Corporation)

Luxembourg			Banque Internationale a		CEDEL (Central de
Livraison
				Luxembourg, S.A.			des Valeurs Mobilieres)

Malaysia			Hongkong and Shanghai Banking	SCANS (Securities
Clearing Automated
				Corporation				Network Services)

Mexico				Citibank, N.A.				Indeval

Netherlands			Bank Van Haften Labouchere		NECIGEF
(Nederlands Centraal Instituut Voor 									Giraal Effectenverkeer BV)

New Zealand			ANZ Banking Group Ltd.		Austraclear

Norway			Den Norske Bank			VPS
(Verdipapirsentralen;
Norwegian Registry of
Securities)
Philippines			Hongkong and Shanghai Banking
				Corporation

Portugal			Banco Espirito Santo
				e Comercial de Lisboa

Singapore			Development Bank of Singapore	(CDP) Central Depository
Pte





Spain				Morgan Guaranty Trust Co.
				of New York - Madrid Office

				Banco de Santander

Sri Lanka			Hongkong and Shanghai Banking
				Corporation

Sweden			Skandinaviska Enskilda Banken	VPC
(Vaerdepappercentralen;
									Securities Register
Centre)

Switzerland			Morgan Guaranty Trust Co.		SEGA (Schweizerische
				of New York - Zurich Office		Effekten - Giro
AG)

Taiwan				Hongkong and Shanghai Banking
				Corporation

Thailand			Hongkong and Shanghai Banking
				Corporation

Turkey 			Citibank, N.A.
				Ottoman Bank

United Kingdom		Morgan Guaranty Trust Co.		TALISMAN
(Transfer, Accounting and
				of New York - London Office		Lodgement for
Investors Stock Management
									for Jobbers) - Sepon
Limited

									CGO (Central Gilts
Office)

									CMO (Central Money
Markets Office)

									ESO (European
Settlements Office)

United States			Morgan Guaranty Trust Co.		The
Depository Trust Co.
				of New York
									The Participants Trust
Co.

Venezuela			Citibank, N.A.








Appendix B


Consents and Filings
















Additional Information




Appendix C


Tax Matters


The provisions of this Appendix C shall govern the rights, responsibilities, duties and liabilities of the Client and the Custodian with respect to the payment or withholding of all taxes, assessments, duties or other governmental charges (including any interest or penalty thereon or with respect thereto) imposed by any governmental authority upon or with respect to (i) any Cash,
(ii) any Securities, and any distributions with respect thereto, and (iii) the purchase, sale, loan or other transfer of any Security by the Custodian, any Subcustodian or any Securities Depository on behalf of the Client and any proceeds or other income from such a sale, loan or other transfer (any such tax, assessment, duty or other governmental charge being referred to herein as a "Tax"). All capitalized terms not defined herein shall have the meanings assigned to them in the Global Custody Agreement.


1. As further provided in this Appendix C, the Client shall be liable for all Taxes and shall indemnify and hold harmless the Custodian, each Subcustodian and each Securities Depository for the amount of any Tax that the Custodian or such Subcustodian or Securities Depository is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of, the Client (including any payment of Tax required by reason of an earlier failure to withhold).


2. The Custodian shall, and shall instruct each Subcustodian and Securities Depository to, withhold the amount of any Tax which the Custodian or such Subcustodian or Securities Depository is required to withhold under applicable law upon collection (on behalf of the Client pursuant to an Authorized Instruction) of (i) any dividend, interest or other cash distribution made with respect to any Security, (ii) any stock dividend or distribution of rights, warrants or other property with respect to any Security and (iii) any proceeds or income from the sale, loan or other transfer of any Security. The Custodian shall, and shall instruct each Subcustodian and Securities Depository to, timely remit the amount of any such tax withheld to the appropriate governmental authority in the manner required by applicable law. The Custodian has, and is authorized to grant to each Subcustodian and Securities Depository, complete discretion to determine the amount of any Tax which the Custodian or such Subcustodian or Securities Depository is required to withhold from any distribution, proceeds or income under any applicable law.


3. In the event that (A) the Custodian or any Subcustodian or Securities Depository is required under applicable law to pay any Tax on behalf of the Client (including a payment due by reason of an earlier failure to withhold such Tax) or (B) the Custodian or any Subcustodian or Securities Depository is required under applicable law to withhold or otherwise pay any Tax from or with respect to any distribution or payment in property other than cash which is collected by the Custodian or such Subcustodian or Securities Depository (on behalf of the Client pursuant to an Authorized Instruction), the Custodian shall be authorized to withdraw Cash from any subaccount of the Cash Account in the amount and currency required to pay such Tax and to use such Cash, or to remit such Cash to the appropriate Subcustodian or Securities Depository for the timely payment of such Tax in the manner required by applicable law. If the Cash Account does not contain sufficient Cash in the appropriate currency to pay such Tax, the Custodian shall be authorized to withdraw Cash of any other currency from any subaccount of the Cash Account in an amount which, when converted to the appropriate currency at the exchange rate prevailing on the date of withdrawal, is sufficient to enable the Custodian or such Subcustodian or Securities Depository to pay such Tax. If the aggregate amount of Cash in all subaccounts of the Cash Account is not sufficient to pay such Tax, the Custodian shall promptly notify the Client of the additional amount of Cash (in the appropriate currency) required, and the Client shall deposit such additional amount in the Cash Account promptly after receipt of such notice for use by the Custodian as specified herein. In the event that the Custodian or any Subcustodian or Securities Depository is required to pay any such Tax prior to the deposit by the Client of an additional amount as required hereunder, the Custodian shall be authorized to withdraw such additional amount (following deposit thereof) from any subaccount of the Cash Account for payment to its own account or the account of such Subcustodian or Securities Depository in satisfaction of the Client's indemnification obligation hereunder.


4. The information delivered to the Client each month pursuant to Section 8(a) of the Global Custody Agreement shall include the amount of each Tax (i) withheld by the Custodian or any Subcustodian or Securities Depository from any payment collected on behalf of the Client, (ii) withheld by the payor of any payment collected by the Custodian or any Subcustodian or Securities Depository on behalf of the Client or (iii) paid by the Custodian or any Subcustodian or Securities Depository on behalf of the Client with Cash withdrawn from the Cash Account or otherwise obtained pursuant to paragraph 3 of this Appendix C, in each case during the period since the date of the immediately preceding monthly report.


5. In the event that the Client is eligible, pursuant to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which the Custodian or any Subcustodian or Securities Depository is otherwise required to withhold or pay on behalf of the Client under any applicable law, the Custodian shall, or shall instruct such Subcustodian or Securities Depository to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that the Custodian has received from the Client all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law. As soon as practicable following the execution of the Global Custody Agreement, the Client shall notify the Custodian of the Client's eligibility for the benefits of any tax treaty between the Client's country of residence and the countries listed in Appendix A to the Global Custody Agreement and to the extent possible, furnish to the Custodian all forms or other documentary evidence required under applicable law to establish such eligibility. The Custodian shall, and shall instruct each Subcustodian and Securities Depository to, withhold or pay any Tax at a reduced rate hereunder, or refrain from withholding or paying any Tax, only in reliance upon documentation furnished to the Custodian pursuant to this paragraph 5. The Custodian and each Subcustodian and Securities Depository shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Client to the Custodian hereunder, and the Client hereby indemnifies and agrees to hold harmless the Custodian and each Subcustodian and Securities Depository in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation.


6. In the event that the Custodian becomes aware that any person is required under applicable law of any country to withhold any Tax from any payment collected by the Custodian or any Subcustodian or Securities Depository on behalf of the Client, and the Client has previously provided to the Custodian pursuant to paragraph 5 of this Appendix C all forms or other documentary evidence required under applicable law to establish eligibility for an exemption from or reduced rate of such withholding pursuant to any tax treaty between such country and the Client's country of residence, then the Custodian shall furnish, or shall instruct such Subcustodian or Securities Depository to furnish, to the extent permissible and effective to establish such eligibility under applicable law, such forms or other documentary evidence on behalf of the Client to the person required to withhold such Tax. In the event that the Custodian or such Subcustodian or Securities Depository is not permitted under applicable law to furnish the necessary forms or other documentary evidence on behalf of the Client, the Custodian shall make reasonable efforts to notify the Client, reasonably promptly after it becomes aware of such requirement, that the Client is required under such law to furnish such items to the person required to withhold such Tax. In the event that (i) the Tax which any such person is required to withhold is imposed under an applicable law of a country other than those listed in Appendix A to the Global Custody Agreement or (ii) the Custodian or an appropriate governmental authority or withholding agent has determined that any forms or other documentation previously provided to the Custodian pursuant to paragraph 5 of this Appendix C are insufficient to establish the eligibility of the Client for a reduced rate of, or exemption from, withholding of any Tax imposed under the applicable law of a country listed in Appendix A to the Global Custody Agreement, the Custodian shall make reasonable efforts to so notify the Client reasonably promptly after the Custodian becomes aware that such Tax is required to be withheld.


7. In the event that (i) the Client is eligible pursuant to the provisions of any tax treaty for a reduced rate of, or exemption from, withholding of any Tax, which reduced rate or exemption is obtainable only by means of application to the appropriate governmental authority for a refund of tax paid or withheld, or (ii) the Custodian or any Subcustodian or Securities Depository withholds from any distribution, proceeds or income collected on behalf of the Client an amount which is subsequently determined to be greater than the amount required under applicable law to have been withheld, the Custodian shall, or shall instruct the appropriate Subcustodian or Securities Depository to, assist the Client, to the extent permissible under applicable law, to obtain a refund of such Tax from the appropriate governmental authority in the amount for which the Client is eligible.







Appendix D



Notices to the Custodian


Morgan Guaranty Trust Company of New York, Brussels Office
35 avenue des Arts
Brussels 1040, Belgium

Attention: Securities Trust and Information
	   Services, Global Custody

Facsimile No.  322-512-4977
Telephone No. 322-508-8365



Notices to the Client

388 Greenwich Street
New York, NY 10013

Attention  Lewis Daidone




Appendix E


Persons Authorized by the Client to Receive Security Procedure Materials


[To be provided by Client]





Appendix F


Communication Products

COMMUNICATION
PRODUCT
	TERM
(check one)
	NU
MBER
OF
COPIES
	LOCATION(S)

Morcom Access
  As long as this
  Agreement remains in
effect
  One year with
automatic
  renewal for
successive one
  year terms thereafter
  Fixed term until
________
  One



  As long as this
  Agreement remains in
effect
  One year with
automatic
  renewal for
successive one
  year terms thereafter
  Fixed term until
________




  As long as this
  Agreement remains in
effect
  One year with
automatic
  renewal for
successive one
  year terms thereafter
  Fixed term until
________




  As long as this
  Agreement remains in
effect
  One year with
automatic
  renewal for
successive one
  year terms thereafter
  Fixed term until
________




  As long as this
  Agreement remains in
effect
  One year with
automatic
  renewal for
successive one
  year terms thereafter
  Fixed term until
________




  As long as this
  Agreement remains in
effect
  One year with
automatic
  renewal for
successive one
  year terms thereafter
  Fixed term until
________




Appendix G

Communication Products - Terms and Conditions


1. Misuse; Confidentiality; Copies. The Client shall not transfer, sublicense, rent, lease, convey, translate, convert to another programming language, decompile, disassemble, modify or change any Communication Product for any purpose. The Client shall not use any Communication Product in a manner which would violate this license or infringe the proprietary rights of the Custodian or others or violate the laws, tariffs or regulations of any country. The Client agrees not to disclose to any other party and to keep confidential all of the Communication Products and all information contained in or related to the Communication Products and related documentation. The Client may make only one copy of each licensed software Communication Product for backup purposes in support of its authorized use of the software. The Client shall include any applicable copyright notice on any such software backup. The Client is permitted to use each licensed copy of any Communication Product on only one computer or local area network at a time.


2. Compatible Products. The Client shall be responsible for obtaining and maintaining hardware, software and other equipment and products that are compatible with the Communication Products, as compatibility is defined by the Custodian from time to time. The Custodian shall give the Client reasonable advance notice of any changes in such compatibility requirements.


3. Documentation. If available, the Custodian shall give the Client one copy of a user manual and related documentation (the "Documentation") for each licensed Communication Product. The Documentation is intended to be used for training and informational purposes. The Documentation describes Security Procedures that the Client must comply with in using the Communication Products. The Client shall immediately notify the Custodian in writing if it believes any Security Procedure has been compromised or if any Communication Product fails to perform as described in the Documentation.


4. Installation. At its option, the Custodian shall either install the Communication Products at the locations specified by the Client or shall furnish the Client with installation instructions. From time to time, at its option, the Custodian shall either install new releases of the Communication Products or furnish the Client with installation instructions and direct the Client to install such new releases by itself. The Client agrees to allow the Custodian to install such new releases or to install such new releases by itself if directed to do so by the Custodian.


5. Returns, Repairs and Replacements. Upon the termination of this License with respect to any Communication Product, the Client agrees to return all copies of such Communication Product and related documentation to the Custodian. The Client agrees to pay any shipping charges incurred in connection with the return of any Communication Product to the Custodian for replacement, update or upon termination of this License with respect to such Communication Product. Communication Products that are lost, damaged or otherwise rendered inoperable due to the Client's negligent, reckless or intentional misuse, or due to reasons beyond the Custodian's control, shall be repaired or replaced at the Client's expense. Communication Product repairs shall only be performed by the Custodian or a party authorized by the Custodian to perform such repairs.


6. Fees; Taxes. The Client agrees to pay the Custodian license fees and such other fees as the parties hereto may agree upon in writing from time to time in connection with obtaining the Communication Products. The Client agrees to reimburse the Custodian for, or shall pay directly to the relevant taxing authorities, any sales, use, value-added, excise or other taxes, other than taxes based on the Custodian's net income, incurred by the Custodian or which may in the future be incurred by the Custodian as a result of this License or on or measured by the prices and other charges of the Communication Products furnished for the Client's use, however designated, levied or based, whenever the Custodian has paid or shall be liable to pay or collect any such tax from the Client pursuant to applicable law, as interpreted by the departmental authorities of the taxing unit.


7. Warranty. The Custodian warrants that, for a period of 30 days after delivery of a Communication Product to the Client such Communication Product will perform substantially in accordance with the then current specifications therefor as set forth in the Documentation. If a Communication Product fails to meet the foregoing warranty and the Client gives the Custodian written notice thereof during the applicable warranty period, the Custodian's sole obligation shall be to provide technical services to attempt to correct the failure, provided that (i) the Client gives the Custodian detailed information regarding such failure and the Custodian is able to duplicate same and (ii) the Communication Product has not been used in an unauthorized manner or otherwise misused or abused. The Client acknowledges that the Communication Products are complex, may not be error free, and that all errors, if any, may not be correctable or avoidable. Except and to the extent expressly provided above, and in lieu of all other warranties, the Communication Products are provided "as is", all warranties and representations of any kind with regard to the Communication Products are hereby disclaimed, including any implied warranties of merchantability or fitness for a particular purpose.


8. Infringement. The Custodian shall defend or settle, at its own expense, any cause of action or proceeding brought against the Client which is based on a claim that the use of a Communication Product infringes any patent, copyright, trade secret or other proprietary right. The Custodian shall indemnify and hold the Client harmless against any final judgment that may be awarded by a court of competent jurisdiction against the Client as a result of the foregoing. The Custodian's obligations hereunder are conditioned upon its receiving from the Client (i) prompt written notice of each such claim,
(ii) reasonable cooperation and information in Client's possession and (iii) the right to control and direct the investigation, defense and settlement of each such claim. If a claim is made that a Communication Product infringes any patent, copyright, trade secret or other proprietary right, the Custodian may, in the Custodian's sole discretion, either procure for the Client the right to continue using such Communication Product, modify it to make its use noninfringing, or replace it with a noninfringing product; provided that if none of the foregoing is reasonably available to the Custodian, the Custodian may terminate the license granted herein and require the Client to return all copies of the relevant Communication Product. Notwithstanding the foregoing, the Custodian shall not be liable to the Client pursuant to this Section if a claim is based on (i) a combination of a Communication Product with data or other software or devices not supplied by the Custodian, (ii) modifications to a Communication Product not made by the Custodian or (iii) use of a Communication Product in an unauthorized manner.


9. Related Services. These terms and conditions and the Documentation are intended to define the rights and obligations of the Client with respect to Communication Products used by the Client in connection with all services (e.g., custody, funds transfers, foreign exchange etc.) offered by Morgan Guaranty Trust Company of New York and its affiliates to the Client. The provisions of this Agreement and any documents relating to other services offered by Morgan Guaranty Trust Company of New York and its affiliates may supplement these terms and conditions but in the event of any inconsistency between this Agreement or such other documents and these terms and conditions, these terms and conditions shall prevail.


10. Intraday Reports. The Client acknowledges that intraday reports received by the Client by means of any Communication Product may contain information that is subject to correction, and that corrections of such information will routinely occur without notice to the Client. The Client understands that intraday reports are provided for informational purposes only and are not to be relied upon for purposes of final reconciliations or otherwise. Neither Morgan Guaranty Trust Company of New York nor any affiliate or subsidiary of Morgan Guaranty Trust Company of New York that provides data with respect to intraday reports makes any representation or warranty that such reports are accurate or complete.








In addition to the Federal Reserve Bank of New York
 In addition to the central bank, if applicable.
 JSA currently does not meet Rule 17-5 requirements.
 Citibank meets the capital requirements of Rule 17f-5 and Ottoman bank currently does not.
Rev. 4/93 6.CAS
183.PG

1

Rev. 2/94 3.CUS
184.PG

1

Rev. 2/94 2.CUS
181.PG

1